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                                                                  Exhibit 10.19



      MEMORANDUM OF AGREEMENT entered into at Senneville, Quebec this 19th day of June, 1997

BETWEEN:

      CLINTRIALS BIORESEARCH LTD., a company incorporated under the laws of the Province of Quebec and having its head office in the Village of Senneville, Quebec

                                                         PARTY OF THE FIRST PART

      - and -

      MICHAEL F. ANKCORN, Executive, residing and domiciled in Beaconsfield, Quebec

                                                      , PARTY OF THE SECOND PART

      WHEREAS the Executive is an employee of ClinTrials BioResearch Ltd., and it is in the best interests of ClinTrials BioResearch Ltd. to make suitable provisions for the retirement income of the Executive.

      NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.    DEFINITIONS

      1.1 The following terms where used in this Agreement shall have the meanings set forth below:

            (a) "Basic Plan Benefit" means the annual amount of pension payable to the Executive from year to year under the Plan and under The ClinTrials BioResearch Ltd. Pension Plan or any successor or substitute therefor in the normal form of pension provided under the terms of the Plan upon the retirement, termination of employment or disablement of the Executive, or, the amount of benefit payable to his Spouse, designated beneficiary or estate, in the event of his death, notwithstanding any election by the Executive to defer payment under the terms of the Plan or to receive benefits from the Plan in an optional form, and shall not include any benefits attributable to voluntary contributions made under the Plan;
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Memorandum of Agreement between
ClinTrials BioResearch Ltd. and
Michael F. Ankcorn                                                             2
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            (b)   "Company" means ClinTrials BioResearch Ltd.; for the
                  determination of the Executive's Earnings in respect of a period prior to August 1, 1996, "Company" shall mean Bio-Research Laboratories Ltd.;

            (c) "Early Retirement Date" means the first day of the month coincident with or following the Executive's attainment of age fifty (50) and prior to his attainment of age sixty-five (65) on which he elects to retire in accordance with the Plan;

            (d) "Earnings" means the amount of base salary received from the Company in any period and excludes benefits from the Company's Long Term Disability Insurance Plan;

            (e) "Normal Retirement Date" means the last day of the month in which the Executive attains age sixty-five (65);

            (f) "Plan" means the Pension Plan for Designated Employees of ClinTrial BioResearch Ltd. as the same may be amended from time to time, and includes any plan which may be substituted therefor;

            (g) "Retiring Allowance" means the amounts payable to the Executive pursuant to the terms of this Agreement;

            (h) "Retirement Date" means an Early Retirement Date, the Normal Retirement Date or such later date as of which the Executive, in accordance with the terms of the Plan, actually retires;

            (i) "Service" means the years and completed months (months expressed as twelfths of a year) of the Executive's Pensionable Service determined in accordance with the Plan, as determined by the Company; and

            (j) "Spouse" means the person of the opposite sex who, at the earlier of the commencement of the Retiring Allowance hereunder and the date of the Executive's death, meets one of the following eligibility requirements:

                  (i)   the person who is married to the Executive; or

                  (ii) where the Executive is not married, the person who lives together with the Executive in a conjugal relationship,
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Memorandum of Agreement between
ClinTrials BioResearch Ltd. and
Michael F. Ankcorn                                                             3
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                        (A)   continuously for a period of three years or more;
                              or

                        (B)   continuously for a period of one year or more if:

                              - at least one child is born, or to be born, of their union;

                              - they have adopted, jointly, at least one child while living together in a conjugal relationship; or

                              - one of them has adopted at least one child who is the child of the other, while living together in a conjugal relationship,

                  provided that not more than one person shall be a Spouse hereunder and in the event of more than one person having claims to be such, the determination of the Company as to which person shall be the Spouse, on the basis of evidence available to it, including any requested signed written statement from the Executive, which it considers sufficient for the purposes of such determination, shall be final. In the event of any judicial proceedings regarding competing claims which are substantially equal, the Company may make payment of the benefits due to the courts for their determination as to who is the rightful claimant.

2.    AMOUNT OF RETIRING ALLOWANCE

      2.1 Subject to the terms and conditions of this Agreement, the Executive shall be entitled to receive a Retiring Allowance commencing on his Retirement Date in an annual amount computed as of January 1 of each year equal to:

            (a) the amount of pension which would have been received by the Executive in the normal form provided by the Plan, computed as if the maximum pension rules of Revenue Canada as set out in Subsections 10.03(b)(ii), 10.04(b), 10.04(c) and Section 11.04
                  of the Plan did not apply;

            less

            (b) the Executive's Basic Plan Benefits calculated on the assumption that such benefits commence on the Executive's Retirement Date.
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Memorandum of Agreement between
ClinTrials BioResearch Ltd. and
Michael F. Ankcorn                                                             4
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3.    TERMINATION OF EMPLOYMENT

      3.1 The Executive agrees that nothing herein contained shall be construed as a guarantee of employment.

      3.2 In the event the Executive shall cease to accrue Service for any reason, other than death, disability or dismissal for cause, prior to his actual retirement the Executive shall become entitled to a Retiring Allowance commencing on the Executive's Retirement Date, in an annual amount computed in accordance with Section 2 of this Agreement but recognizing Earnings and Service only to the date of the termination of his Service.

4.    DISABILITY PRIOR TO RETIREMENT

      4.1 If the Executive becomes disabled while employed by the Company and becomes entitled to receive long-term disability benefits under a disability plan sponsored by the Company, he shall become entitled to a Retiring Allowance commencing at his Normal Retirement Date, if he is then alive, in an annual amount equal to the amount which would otherwise have been payable to him in accordance with Section
            2. hereof if

            (a)   he had retired on his Normal Retirement Date,

            (b) his Service had included the period of time between the date of his disablement and his Normal Retirement Date, and,

            (c) his Earnings during such period had continued at the rate in effect as of his date of disablement.

      4.2 If the Executive recovers from any disability referred to in paragraph 4.1 and resumes employment with the Company prior to his Normal Retirement Date, he shall be entitled to the Retiring Allowance determined pursuant to the terms of this Agreement and commencing upon his Retirement Date. For such purpose, the Executive's Service shall include the period of disability, and his Earnings during such period shall be deemed to be at the rate in effect at the date of disablement.
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Memorandum of Agreement between
ClinTrials BioResearch Ltd. and
Michael F. Ankcorn                                                             5
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5.    DEATH PRIOR TO RETIREMENT

      5.1 If the Executive dies while in active employment or after termination of employment and, in either event, prior to receiving a Retiring Allowance in accordance with paragraph 2.1 or paragraph 3.2 hereof, his Spouse or, if none, his designated beneficiary or his estate shall be entitled to a Retiring Allowance which shall:

            (a) if death occurs prior to the Normal Retirement Date, be equal to the actuarial equivalent, determined in accordance with the Plan, of the Retiring Allowance to which he would be entitled pursuant to paragraph 2.1 or paragraph 3.2 hereof, as applicable, calculated as if the Executive had elected the earliest Retirement Date possible following the date of death, or

            (b) if death occurs on or after Normal Retirement Date, be payable monthly, commencing on the first day of the month coincident with or next following the date of death, in an amount equal to the Retiring Allowance which would otherwise have been payable if the Executive had elected to commence receiving the Retiring Allowance to which he was entitled under paragraph
                  2.1 or paragraph 3.2 hereof, as applicable, on the first day of the month in which his death occurred.

      5.2 The Retiring Allowance payable pursuant to paragraph 5.1 in the event of the Executive's death while in active employment shall be offset by the benefit payable under the Company's group life insurance program to the extent that such benefit has been funded by the Company and has not been similarly applied in the determination of the Basic Plan Benefits payable in the circumstances.

6.    PAYMENT OF RETIRING ALLOWANCE

      6.1   The Retiring Allowance provided under this Agreement shall be payable in the manner and upon the terms and conditions relating to the payment of pensions and other benefits in normal form under the provisions of the Plan. The Executive, his Spouse or beneficiary, as applicable, shall be entitled to elect payment of the Retiring Allowance in any of the optional forms provided for under the Plan in the manner and subject to the terms and conditions contained therein.
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Memorandum of Agreement between
ClinTrials BioResearch Ltd. and
Michael F. Ankcorn                                                             6
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      6.2   Notwithstanding the above, the Executive may elect on his Retirement
            Date to receive a lump sum equal to the actuarial value of any benefits he is entitled to on his Retirement Date.

7.    FUNDING OF RETIRING ALLOWANCE

      7.1 The Company shall be responsible for funding the Retiring Allowance by depositing with a custodian, from time to time, sufficient amounts as estimated and revised periodically by the Plan actuary. For that purpose, a Retirement Compensation Arrangement, as defined in the Income Tax Act, shall be set up.

      7.2 A custodian shall be selected by the Company to hold and invest the funds and to administer the Retirement Compensation Arrangement. An agreement shall be entered into between the custodian and the Company, respecting the terms and conditions of this Retirement Compensation Arrangement.

      7.3 Any amount held by the custodian in the Retirement Compensation Arrangement that exceeds the funds required to provide for the Retiring Allowance or that remains after the full payment of all the benefits under this Agreement may, at the sole discretion of the Company, be returned to the Company.

8.    NOTICE

      8.1 Any notice or other communication required or permitted hereunder shall be in writing and shall be effectively given if sent by registered mail, postage prepaid, addressed

            (a)   if to the Executive, to:

                  Michael F. Ankcorn

            (b)   if to the Company, to

                  ClinTrials BioResearch Ltd.
                  87 Chemin Senneville
                  Senneville, Quebec
                  H9X 3R3
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Memorandum of Agreement between
ClinTrials BioResearch Ltd. and
Michael F. Ankcorn                                                             7
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                  or to such other address or addresses as may be notified by either party to the other pursuant to the foregoing provisions, and any such notice or communication sent by mail as aforesaid shall be deemed to have been given two (2) business days after the date of mailing, except any notice of change of address which shall be effective only upon receipt.

9.    BINDING EFFECT

      9.1 This Agreement, and the rights and obligations of the Executive described herein, shall not be assignable by the Executive. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Executive, his heirs and personal representatives and on the Company, its successors and assigns.

10.   REPEAL OF PREVIOUS AGREEMENT

      10.1 This Agreement replaces the agreement entered into between Bio-Research Laboratories Ltd. and the Executive on June 28, 1991. The terms of the previous agreement thereby become null.

11.   CONTRACT LANGUAGE

      11.1 Les parties aux presentes ont requis que le present document soit redige en langue anglaise. The parties have requested the present document be written in the English language.

      IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED        )
in the presence of Suzanne O'Malley )
                                    )
/s/ Suzanne O'Malley                )    /s/ Michael F. Ankcorn
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                                         MICHAEL F. ANKCORN

                                         CLINTRIALS BIORESEARCH LTD.


                                         By: /s/ Paul Bancroft
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                                             /s/
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